EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

May 3, 2010	Analyst Contact:	Susan Allen:	203-499-2409
	Media Contact:	Anita Steeves:	203-499-2901
		After Hours:	203-499-2812

UIL Holdings Corporation Reports First Quarter 2010 Results and
Increases 2010 Earnings Guidance

UIL Holdings Corporation (NYSE: UIL) today reported consolidated net income of $16.1 million, or $0.53 per share for the first quarter of 2010, an increase of $4.1 million, or $0.05 per share, compared to the same period in 2009.  The dilutive effect from UIL’s May 2009 issuance of 4.6 million shares of common stock for the first quarter of 2010 was $0.10 per share.

“The first quarter 2010 results were favorably impacted by a previously approved distribution rate increase and the continued focus on managing our operating costs,” commented James P. Torgerson, UIL’s President and CEO.  “Decoupling of distribution revenues from electricity sales provided revenue stability in the first quarter and will result in revenue predictability throughout the rest of 2010.”

“On a separate note, GenConn Energy’s, a 50-50 joint venture between NRG Energy, Inc. and The United Illuminating Company, two peaking generation projects each with a nominal capacity of approximately 200 megawatts, are under construction at NRG’s existing plant locations in Devon and Middletown Connecticut.  The Devon plant is scheduled to be in commercial operation in June,” added Torgerson.

Net income for the first quarter of 2010, compared to the same period in 2009, by line of business, are as follows:

SEGMENTED CONSOLIDATED INCOME STATEMENT

	Quarter Ended March 31,
	2010	2009	Difference
Net Income (Loss) ($M)
UI
Distribution, CTA and Other	$9.9	$6.8	$3.1
Transmission	6.7	6.1	0.6
Total UI Net Income	$16.6	$12.9	$3.7

UIL Corporate	(0.5)	(0.9)	0.4
Total Net Income	$16.1	$12.0	$4.1

Average Shares Outstanding - Basic	30.0	25.2	4.8

EPS	$0.53	$0.48	$0.05

The dilutive effect of the May 2009 issuance of 4,600,000 shares of common stock in the first quarter of 2010 was $0.10 per share.

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The table below provides the distribution, competitive transition assessment (CTA) and other net income variances for the first quarter of 2010, compared to the same period in 2009.  Earnings from the distribution business have grown primarily due to the previously approved 2010 distribution rate increase effective January 1, 2010, partially offset by decreases in allocated customer service and uncollectibles expenses.

Distribution, CTA & Other Net Income

Quarter Ended
March 31, 2010
vs. 2009
Favorable/(Unfavorable)	(In Millions)
Operating revenues
Regulatory true-up items incl. decoupling adjustment	$(2.1)
Distribution rates & pricing	6.0
Sales volume	0.8
Operation and maintenance (O&M) expense
Customer service - allocated	(0.2)
Uncollectibles	(0.5)
Depreciation and amortization	(1.6)
Other income and (deductions)	1.6
Interest expense	(0.5)
Other, net	(0.4)
$3.1

Transmission

The transmission business earnings continued to experience underlying growth in net income of $0.6 million in the first quarter of 2010, compared to the first quarter of 2009 primarily due to an increase in the allowance for funds used during construction, as well as higher rate base and equity capitalization with approximately the same allowed return of 12.3% to 12.5% compared to the first quarter of 2009.

UIL Corporate

UIL Corporate incurred net after-tax costs in the first quarter of 2010 of $0.5 million, compared to net after-tax costs of $0.9 million in the same period of 2009.  The decrease in the first quarter of 2010 after-tax costs was primarily due to a gain related to a legal claim settlement of a former subsidiary, as well as less interest expense due to lower long-term borrowings.

Looking Forward

UIL is increasing its consolidated earnings estimate for 2010 to $1.92 to $2.07 per share, compared to the previously reported estimate of $1.87 to $2.02 per share.

The revised estimate for total UI is $1.98 to $2.10 per share, compared to the previously reported estimate of $1.93 to $2.05 per share.

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The revised estimate for distribution, CTA & other is $1.02 to $1.09 per share, compared to the previously reported estimate of $0.98 to $1.05 per share. The change reflects better than anticipated first quarter earnings performance and the projected impact of cost control measures for the remainder of 2010.

The earnings estimates for transmission, GenConn and UIL Corporate expenses are all unchanged.

2010 Earnings Expectations

	Approximate Net Income*	EPS
UI
Distribution, CTA & Other	$31 - $33	$1.02 - $1.09
Transmission	26 - 28	0.85 - 0.93
GenConn	2 - 3	0.07 - 0.09

Total UI (1)	$59 - $63	$1.98 - $2.10

UIL Corporate	(3) - (2)	(0.09) - (0.05)

Total UIL (1)	$57 - $62	$1.92 - $2.07

(1) Expectations are not intended to be additive.

* Rounded to nearest million

First Quarter Earnings Conference Call

In conjunction with this earnings release, UIL will conduct a webcast conference call with financial analysts on Tuesday, May 4, 2010, beginning at 10:00 a.m. eastern time.  UIL’s executive management will present an overview of the financial results followed by a question and answer session.  Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL’s website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 325,000 customers in the Greater New Haven and Bridgeport areas.  For more information on UIL Holdings, visit us at http://www.uil.com.

Use of Non-GAAP Measures for 2010 Earnings Guidance

UIL Holdings believes earnings per share (EPS) information as presented in its earnings guidance is useful in understanding the earnings expectations for the business, as a whole.  The amounts presented in the earnings guidance show the EPS for each of UIL Holdings’ lines of business.  EPS is calculated by dividing the projected 2010 net income for each line of business by the projected average number of shares of UIL Holdings common stock outstanding for 2010.   Total consolidated EPS is a generally accepted accounting principles (GAAP)-basis presentation.

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Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future.  Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements.  Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiary, The United Illuminating Company.  The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission.  Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

The following are summaries of UIL Holdings’ unaudited consolidated financial information for the first quarter of 2010 and 2009:

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UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(In Thousands except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2010	2009

Operating Revenues	$220,280	$235,509
Operating Expenses
Operation
Purchased power	75,348	103,567
Operation and maintenance	51,621	52,507
Transmission wholesale	15,476	12,467
Depreciation and amortization	27,251	23,987
Taxes - other than income taxes	17,704	14,494
Total Operating Expenses	187,400	207,022
Operating Income	32,880	28,487

Other Income and (Deductions), net	4,056	1,471

Interest Charges, net
Interest on long-term debt	9,877	8,392
Other interest, net	281	491
	10,158	8,883
Amortization of debt expense and redemption premiums	393	513
Total Interest Charges, net	10,551	9,396

Income Before Income Taxes and Equity Earnings	26,385	20,562

Income Taxes	10,341	8,532

Income Before Equity Earnings	16,044	12,030
Income (Loss) from Equity Investments	8	12
Net Income	$16,052	$12,042

Average Number of Common Shares Outstanding - Basic	30,013	25,188
Average Number of Common Shares Outstanding - Diluted	30,282	25,543

Earnings Per Share of Common Stock - Basic	$0.53	$0.48
Earnings Per Share of Common Stock - Diluted	$0.53	$0.47

Cash Dividends Declared per share of Common Stock	$0.432	$0.432

UIL HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
	March 31,	December 31,
(thousands of dollars)	2010	2009
ASSETS
Current assets	$226,030	$236,694
Other investments	10,959	10,659
Net property, plant and equipment	1,175,097	1,153,001
Regulatory assets	600,321	676,428
Deferred Charges and Other Assets	151,002	144,978
Total Assets	$2,163,409	$2,221,760

LIABILITIES AND CAPITALIZATION
Current liabilities	$242,896	$243,334
Noncurrent liabilities	314,303	374,686
Deferred income taxes	270,150	273,558
Regulatory liabilities	81,803	82,457
Total Liabilities	909,152	974,035

Long-term debt	675,457	673,549
Net Common Stock Equity	578,800	574,176
Total Capitalization	1,254,257	1,247,725

Total Liabilities and Capitalization	$2,163,409	$2,221,760